Exhibit 10.39
TENTH AMENDMENT TO LEASE
This Tenth Amendment to Lease (this "Tenth Amendment") is made and entered into by and between KBSII FOUNTAINHEAD LLC, a Delaware limited liability company ("Landlord"), as successor-in-interest to US Real Estate Limited Partnership ("Original Landlord"), and THE UNIVERSITY OF PHOENIX, INC., an Arizona corporation ("Tenant"), effective as of January 2, 2019 (the "Effective Date").
WITNESSETH
WHEREAS, Landlord and Tenant are parties to that certain Fountainhead Corporate Park Lease dated June 29, 2009 originally entered by and between Original Landlord and Tenant (the "Original Lease"), as amended by (i) that certain First Amendment to Lease dated August 11, 2009 (the "First Amendment"), (ii) that certain Second Amendment to Lease dated November 1, 2009 (the "Second Amendment"), (iii) that certain Third Amendment to Lease dated February 19, 2010 (the "Third Amendment"), (iv) that certain Fourth Amendment to Lease dated March 11, 2011 (the "Fourth Amendment"), (v) that certain Fifth Amendment to Lease dated August 3, 2011 (the "Fifth Amendment"), (vi) that certain Sixth Amendment to Lease dated December 22, 2011 (the "Sixth Amendment"), (vii) that certain Seventh Amendment to Lease dated June 1, 2012 (the "Seventh Amendment"), (viii) that certain Eighth Amendment to Lease dated August 18, 2017 (the "Eighth Amendment"), and (ix) that certain Ninth Amendment to Lease dated April 2018 (the "Ninth Amendment;" the Original Lease, as so amended, being the "Lease"), pursuant to which Tenant is currently leasing from Landlord certain real property and improvements located at 1625 Fountainhead Parkway, Tempe, Arizona 85282 and 1601 Fountainhead Parkway, Tempe, Arizona 85282 (collectively, the "Premises");
WHEREAS, pursuant to the Seventh Amendment, Tenant assumed certain repair and maintenance obligations of Landlord under the Lease; and
WHEREAS, Landlord and Tenant desire to amend the Lease to have the assumed repair and maintenance obligations revert to Landlord, all as more particularly provided below.
NOW, THEREFORE, pursuant to the foregoing, and in consideration of the mutual covenants and agreements contained in the Lease and herein, Landlord and Tenant hereby agree that the Lease is hereby modified and amended as set forth below:
1.Defined Terms. All capitalized terms used herein shall have the same meaning as defined in the Lease, unless otherwise defined in this Tenth Amendment.
2.Reversion of Repair Obligations. Landlord and Tenant acknowledge and agree that, pursuant to Section 2(g) and Exhibit "A" of the Seventh Amendment, Tenant agreed to assume certain repair and maintenance obligations of Landlord under the Lease because Tenant was occupying both buildings at the project in which the Premises are located. However, Tenant has since subleased a significant portion of its Premises and now desires to have the repair and maintenance obligations it undertook under the Seventh Amendment to revert back as an obligation of Landlord. Accordingly, effective as of January 1, 2019, Section 2(g) and Exhibit "A" to the Seventh Amendment are hereby deleted, and Landlord and Tenant agree that Section 13 of the Original Lease shall control for all purposes with respect to determining the respective repair and maintenance obligations of Landlord and Tenant. For the avoidance of doubt, from and after January 1, 2019, Tenant shall continue to be obligated to repair and maintain any systems, features, improvements, or the like within the Premises in accordance with Section 13 of the Original Lease, and Landlord shall be responsible for the repair and maintenance of the structural parts of the Premises, as more particularly set forth in Section 13 of the Original Lease (and the costs thereof shall be included as a component of "Expenses" for purposes of Section 4(c) of the Original Lease).
3.Guaranty. APOLLO EDUCATION GROUP, INC., an Arizona corporation formerly known as Apollo Group, Inc. (the "Guarantor"), executed that certain Guaranty dated as of June 29, 2009, in favor of Landlord under the Lease (the "Guaranty"), for the benefit of Tenant. The effectiveness of this Tenth Amendment shall be subject to and conditioned upon Guarantor joining in the execution of this Tenth Amendment, and such execution shall evidence only: (i) the consent of Guarantor to the terms and conditions of this Tenth Amendment; (ii) the agreement of Guarantor that the Guaranty is and shall remain in full force and effect following the execution of this Tenth Amendment; and (iii) the liability of Guarantor under the Guaranty shall extend to and cover all of the obligations of Tenant under the Lease, as amended by this Tenth Amendment.
4.Brokers. Tenant represents and warrants to Landlord that it has had no dealings with any broker or agent in connection with the negotiation or execution of this Tenth Amendment, and Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all costs, expenses or liability for commissions or other compensations or charges claimed by any broker or agent claiming to have represented Tenant with respect to this Tenth Amendment or the transactions evidenced hereby.
5.OFAC Compliance. Tenant certifies, represents, warrants and covenants that: (i) it is not acting and will not act, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, "Specially Designated National and Blocked Person", or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and (ii) it is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation. Tenant hereby agrees to defend (with counsel reasonably acceptable to Landlord), indemnify and hold harmless Landlord and its designated property management company, and their respective partners, members, affiliates and subsidiaries, and all of their respective officers, directors, shareholders, employees, servants, partners, representatives, insurers and agents from and against any and all claims or damages arising from or related to any such breach of the foregoing certifications, representations, warranties and covenants
6.Miscellaneous. With the exception of those terms and conditions specifically modified and amended herein, the herein referenced Lease shall remain in full force and effect in accordance with all their respective terms and conditions. In the event of any conflict between the terms and provisions of this Tenth Amendment and the terms and provisions of the Lease, the terms and provisions of this Tenth Amendment shall supersede and control.
7.Counterparts/Facsimile Signatures. This Tenth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this Tenth Amendment, the parties may execute and exchange facsimile counterparts of the signature pages and facsimile counterparts shall serve as originals.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Tenth Amendment on the dates set forth in the respective signature blocks below, to be effective for all purposes, however, as of the Effective Date.

LANDLORD:
KBSII FOUNTAINHEAD, LLC,
a Delaware limited liability company

By:	KBS Capital Advisors, LLC,
a Delaware limited liability company,
as agent

By:	/s/ Tim Helgeson
Tim Helgeson
Senior Vice President

Date:	January 2, 2019
TENANT:
THE UNIVERSITY OF PHOENIX, INC.,
an Arizona corporation

By: /s/ Chris Lynne
Name: Chris Lynne
Title: Chief Financial Officer
Date: 12/20/2018

JOINDER

APOLLO EDUCATION GROUP, INC., an Arizona corporation, acting in its capacity as Guarantor, join in the execution of this Tenth Amendment to Lease for the purposes specified in Paragraph 3 of this Tenth Amendment to Lease.

GUARANTOR:
APOLLO EDUCATION GROUP, INC., an
Arizona corporation

By: /s/ William Molina
Name: William Molina
Title: V.P., Tax
Date: 12/18/2018